EXHIBIT 2.2

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF TENNESSEE
                              CHATTANOOGA DIVISION


In re:

NOXSO CORPORATION                                  Chapter 11 - Judge Stinnett

                  Debtor                           No. 97-10709


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                                  FINAL DECREE
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         It appearing to the Court that Debtor's confirmed plan has been substantially consummated as defined by 11 U.S.C. ss. 1101, all sums owing the United States Trustee have been paid or reserved, and that the estate of the above named Debtor has been fully administered, it is, accordingly,

         ORDERED that this Chapter 11 case shall be and hereby is closed.

         ENTER.

                                                   /s/ R. Thomas Stinnett
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                                                  R. Thomas Stinnett
                                                  United States Bankruptcy Judge